UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012 (April 18, 2012)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 18, 2012, the Annual Meeting of the Stockholders of WesBanco, Inc. was held in Wheeling, WV. The following directors were elected to the Board of Directors for a term of three years expiring at the Annual Stockholders meeting in 2015:

	For	Withheld	Non Votes
Ray A. Byrd	18,582,208	482,392	30,709
Earnest S. Fragale	18,453,974	612,438	30,709
Reed J. Tanner	18,454,572	611,840	30,709
John W. Fisher, II	18,537,132	529,251	30,709
D. Bruce Knox	18,514,151	490,449	90,709

In addition to voting to elect the aforementioned directors, WesBanco’s stockholders approved  an advisory (non-binding) proposal on WesBanco, Inc.’s executive compensation paid to WesBanco’s named executive officers.  The results of the vote were as follows:

	For	Against	Abstain	Non Votes
Advisory vote to approve WesBanco, Inc.'s executive compensation	18,019,778	801,911	274,708	0

Votes in favor of the advisory vote to approve executive compensation represented 94.4% of the total shares voted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: April 24, 2012	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer